AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND
AUTHORIZED SIGNATORY

Each of the undersigned entities and individuals (collectively, the "Reporting
Persons") hereby authorizes and designates Meritech Capital Associates IV L.L.C.
or such other person or entity as is designated in writing by Paul Madera (the
"Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting
Persons, any and all reports, notices, communications and other documents
(including, but not limited to, reports on Schedule 13D, Schedule 13G, Schedule
13H, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of
1934, as amended (together with the implementing regulations thereto, the
"Exchange Act") (collectively, the "Reports") with respect to each Reporting
Person's ownership
of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person
(collectively, the "Companies").

Each Reporting Person hereby further authorizes and designates Joel Backman (the
"Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the
Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this
Document with respect to each Reporting Person shall continue until such
Reporting Person is no longer required to file any Reports with respect to the
Reporting Person's ownership of, or transactions in, the securities of the
Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not
assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

February 14, 2014 MERITECH CAPITAL ASSOCIATES IV L.L.C.,
   a Delaware Limited Liability Company

   By: /s/ Paul Madera
   Paul Madera, Managing Member

February 14, 2014 MERITECH CAPITAL PARTNERS IV L.P.,
   a Delaware Limited Partnership

   By: MERITECH CAPITAL ASSOCIATES IV L.L.C.,
   a Delaware Limited Liability Company
   Its General Partner

   By: /s/ Paul Madera
   Paul Madera, Managing Member

February 14, 2014 MERITECH CAPITAL AFFILIATES IV L.P.,
   a Delaware Limited Partnership

   By: MERITECH CAPITAL ASSOCIATES IV L.L.C.,
   a Delaware Limited Liability Company
   Its General Partner

   By: /s/ Paul Madera
   Paul Madera, Managing Member

February 14, 2014 MERITECH SUB-MANAGEMENT CORPORATION
   a Delaware company

   By: /s/ Paul Madera
   Paul Madera, Director

February 14, 2014 By: /s/ Paul Madera
   Paul Madera

February 14, 2014 By: /s/ Mike Gordon
   Mike Gordon

February 14, 2014 By: /s/ George Bischof
   George Bischof

February 14, 2014 By: /s/ Rob Ward
   Rob Ward

February 14, 2014 By: /s/ Craig Sherman
   Craig Sherman